UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

NOBLE ROMAN’S, INC.
(Name of Registrant as Specified in Its Charter)

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☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

On August 3, 2023, Noble Roman’s, Inc. issued the following press release:

NEWS BULLETIN

RE: NOBLE ROMAN'S, INC.

6612 E. 75th Street, Suite 450

Indianapolis, IN 46250

FOR ADDITIONAL INFORMATION, CONTACT:

For Media Information: Scott Mobley, President & CEO (smobley@nobleromans.com)

For Investor Relations: Paul Mobley, Executive Chairman (pmobley@nobleromans.com)

Mike Cole, Investor Relations: 949-444-1341 (mike.cole@mzgroup.us)

Noble Roman’s, Inc. Responds to BT Brands, Inc.’s Meritless Litigation and Encourages Shareholders to Return White Proxy Card

(Indianapolis, Indiana) – August 3, 2023 - Noble Roman’s, Inc. (OTCQB: NROM) (“Noble Roman’s” or the “Company”), the Indianapolis based franchisor and licensor of Noble Roman’s Pizza and Noble Roman’s Craft Pizza & Pub, today issued a press release further updating information for its upcoming annual meeting of shareholders of the Company to be held on August 10, 2023.

BT Brands, Inc. (“BTB”) has continued its campaign to mislead the Company’s shareholders and to intimidate the Company into accepting a destructive financing proposal by filing meritless litigation against the Company and its board of directors. The information cited in BTB’s press releases related to purported preliminary voting results is misleading and is not official - only results by the independent inspectors will be official. In the litigation, BTB is seeking, among other things, a court order excusing BTB’s failure to comply with the clear, simple requirements of the Company’s by-laws establishing that it in fact holds the shares it says it owns, in purporting to nominate a representative to the Company’s board of directors.

The Company strongly believes this litigation to be without merit and will vigorously defend its rights. The Company reminds shareholders that any purported nomination by BTB for the election of a director at the annual meeting has been disqualified by the Company in accordance with its by-laws. Based on the Company’s by-laws, A. Scott Mobley is the only valid nominee for election at the annual meeting.

The Company also notes that as part of its campaign of harassment, BTB and its representatives that hold proxies from Company shareholders are threatening to not appear at the annual meeting in order to prevent a quorum from being present at the meeting. To avoid further postponement or adjournment of the meeting, the Company urges any shareholder who has not returned or otherwise voted via a WHITE proxy card to do so as soon as possible to ensure a quorum is present at the meeting. If a shareholder has returned a BLUE proxy card, the shareholder can revoke it at any time before the meeting by delivering to the Company another proxy bearing a later date, by submitting written notice of the revocation to the Company’s corporate secretary, or by personally appearing at the annual meeting and casting a contrary vote.

The statements contained above concerning the company’s future revenues, profitability, financial resources, market demand and product development are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to the company that are based on the beliefs of the management of the company, as well as assumptions and estimates made by and information currently available to the company’s management.  The company’s actual results in the future may differ materially from those indicated by the forward-looking statements due to risks and uncertainties that exist in the company’s operations and business environment, including, but not limited to the continuing effects of the COVID-19 pandemic and its aftermath, competitive factors and pricing and cost pressures, non-renewal of franchise agreements, shifts in market demand, the success of franchise programs, including the Noble Roman’s Craft Pizza & Pub format and the ability to convert the sales pipeline into sold units, the company’s ability to successfully operate an increased number of company-owned restaurants, the outcome of the election of directors at the company’s 2023 annual meeting of shareholders (as discussed under “Part II-Other Information” in Form 10-Q filed with SEC on May 10, 2023), general economic conditions, changes in demand for the company’s products or franchises, the company’s ability to service its loans and refinance its debt under suitable terms, the acceptance of the amended federal Form 941 returns relating to the ERTC, the impact of franchise regulation, the success or failure of individual franchisees and inflation and other changes in prices or supplies of food ingredients and labor as well as the factors discussed under “Risk Factors” contained in this company’s Annual Report on Form 10-K for the year ended December 31, 2022.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended.

Important Additional Information

The company, its directors and certain of its executive officers are participants in the solicitation of proxies from the company’s shareholders in connection with its upcoming 2023 Annual Meeting. The company filed its definitive proxy statement and a WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on June 16, 2023 in connection with any such solicitation of proxies from the company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information can also be found in the company’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2022, filed on April 13, 2023. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on the company’s website at www.nobleromans.com under the heading “Investor Relations.”

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